UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a) On May 20, 2013, J. C. Penney Company, Inc. (the “Company”), its direct wholly owned subsidiary, J. C. Penney Corporation, Inc. (“JCPenney”), and J. C. Penney Purchasing Corporation, a wholly owned subsidiary of JCPenney (“Purchasing”), entered into a First Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of January 27, 2012, as further amended and restated as of February 8, 2013 (as amended by the Amendment, the “Revolving Credit Agreement”), among the Company, JCPenney, Purchasing, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as LC agent.

The Amendment increases the amount of additional first and second lien indebtedness that the Company, JCPenney and JCPenney’s subsidiaries may incur to $2.25 billion.  Certain of the lenders who are parties to the Revolving Credit Agreement provide commercial banking, investment banking, trustee and custodial services to the Company.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(b) On May 20, 2013, following receipt of the requisite consents of the holders of JCPenney’s 7⅛% Debentures Due 2023 (the “Notes”), the Company, JCPenney and Wilmington Trust, National Association, as successor trustee, entered into the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) to the Indenture, dated as of October 1, 1982, as amended or supplemented, among such parties, governing the Notes.  The Sixth Supplemental Indenture eliminates most of the restrictive covenants and certain events of default and other provisions in the Indenture (the “Indenture Amendments”).  The Indenture Amendments became operative on May 22, 2013 upon the purchase by JCPenney of not less than 66⅔% in principal amount of the outstanding Notes pursuant to JCPenney’s previously announced tender offer and consent solicitation for the Notes, commenced on April 30, 2013 (the “Tender Offer and Consent Solicitation”).

The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Supplemental Indenture which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(c) On May 22, 2013, the Company, JCPenney, and certain subsidiaries of JCPenney (collectively referred to with the Company and JCPenney as the “Credit Parties”) entered into a Credit and Guaranty Agreement (the “Term Loan Credit Agreement”) with the financial institutions party thereto from time to time as lenders, Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”) and lead arranger, and certain other financial institutions party thereto as agents, arrangers or bookrunners, which provides for a $2.25 billion senior secured term loan credit facility (the “Term Loan Credit Facility”).  Proceeds of the Term Loan Credit Facility may be used to finance the cash tender offer for the Notes and to fund ongoing working capital requirements and other general corporate purposes.  The maturity date for the Term Loan Credit Facility is May 22, 2018, provided that the maturity date may be extended with respect to the loans of lenders agreeing to extend the maturity date subject to certain terms and conditions specified in the Term Loan Credit Agreement.

Interest on the outstanding amount borrowed under the Term Loan Credit Facility accrues at an annual rate equal to either LIBOR or the base rate, at JCPenney’s election, in each case plus an applicable rate equal to 5.00% per annum with respect to loans bearing interest based on LIBOR or 4.00% per annum with respect to loans bearing interest based on the base rate.  LIBOR is the per annum rate reported by Reuters as the average British Bankers Association Interest Settlement Rate for dollar deposits with an interest period of one, two, three or six months (at JCPenney’s election) in the London interbank market, adjusted to account for reserves required to be maintained by member banks of the Federal Reserve System against Eurocurrency liabilities, with a minimum LIBOR floor of 1.00%.  The base rate is the per annum rate equal to the greatest of (x) the rate of interest quoted in The Wall Street Journal as the “Prime Rate,” (y) the federal funds effective rate plus 0.50% and (z) LIBOR with an interest period of one month plus 1.00%, with a minimum base rate floor of 2.00%.  In addition, JCPenney is required to pay certain fees in connection with the Term Loan Credit Facility, including a closing fee paid to the lenders under the Term Loan Credit Facility equal to 0.50% of the stated principal amount of the Term Loan Credit Facility from the proceeds of the loans funded on the closing date of the Term Loan Credit Facility.

The loans and other obligations under the Term Loan Credit Facility are guaranteed on a senior basis by the Company and the subsidiaries of JCPenney that are Credit Parties and are secured by mortgages on certain real estate of the Credit Parties, in addition to liens on substantially all personal property of the Credit Parties, subject to certain exclusions set forth in the Term Loan Credit Agreement and the related security documents, including a Pledge and Security Agreement (the “Security Agreement”), entered into on May 22, 2013, among the Credit Parties and the Collateral Agent.  The Security Agreement provides for a grant of security interest over the collateral described therein in favor of the Collateral Agent on behalf of the lenders and other secured parties under the Term Loan Credit Facility, certain perfection requirements and customary representations and warranties, covenants and remedial provisions.  The liens securing the loans and other obligations under the Term Loan Credit Facility with respect to inventory, accounts receivable, deposit accounts and certain related collateral of the Credit Parties are junior to the liens on such collateral securing the loans and other obligations incurred under the revolving credit facility described in section (a) above pursuant to an Intercreditor and Collateral Cooperation Agreement (the “Intercreditor Agreement”), entered into on May 22, 2013, among the Collateral Agent, JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Revolving Credit Agreement, and the Credit Parties.  The Intercreditor Agreement governs, as between the holders of the liens securing obligations under the Term Loan Credit Facility and the Revolving Credit Agreement and with respect to the collateral common to both such liens, lien priorities, enforcement rights, application of proceeds and rights under insolvency proceedings.  The Intercreditor Agreement also provides for customary conditions on refinancing the obligations under the respective credit facilities subject to such Intercreditor Agreement.

The Term Loan Credit Agreement requires domestic subsidiaries of JCPenney which become material subsidiaries after May 22, 2013, subject to certain exceptions, to become guarantors of the Term Loan Credit Facility and grant liens on their assets to secure such guarantees to the extent required by the Term Loan Credit Agreement and the related security documents.  In addition, upon the acquisition by a Credit Party of any material real estate assets, subject to certain exclusions, such Credit Party is required to deliver mortgages and related security documents in order to grant a perfected security interest in such material real estate assets to secure the loans and other obligations under the Term Loan Credit Facility.

JCPenney is required to make quarterly repayments of the loans outstanding under the Term Loan Credit Facility in a principal amount equal to $5.625 million during the term of the Term Loan Credit Agreement, beginning September 30, 2013, with such repayments being reduced based on the application of mandatory and optional prepayments made from time to time pursuant to the terms of the Term Loan Credit Agreement.  The Term Loan Credit Agreement contains customary mandatory prepayment provisions with respect to certain asset sales, insurance and condemnation recovery events and excess cash flow.  In the event all or any portion of the loans under the Term Loan Credit Facility are repaid (or repriced or effectively refinanced through any amendment of the Term Loan Credit Facility) for any reason, other than any mandatory prepayment with respect to insurance and condemnation recovery events or excess cash flow, prior to May 22, 2015, such repayments or repricings are required to be made at (i) 102.0% of the amount repaid or repriced if such repayment or repricing occurs on or prior to May 22, 2014, and (ii) 101.0% of the amount repaid or repriced if such repayment or repricing occurs after May 22, 2014, but on or prior to May 22, 2015.  Repayments or repricings occurring after May 22, 2015, are required to be made at 100.0% of the amount repaid or repriced.

The Term Loan Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default for a transaction of this type.  If an event of default under the Term Loan Credit Agreement occurs and is continuing, the Administrative Agent, with the consent of or at the request of lenders holding more than 50.0% of the principal amount of the loans outstanding under the Term Loan Credit Facility may declare the loans and all other obligations immediately due and payable in whole or in part or cause the Collateral Agent to enforce any and all liens and security interests securing the loans and other obligations under the Term Loan Credit Facility.  In addition, if any Credit Party or any of its subsidiaries becomes the subject of certain voluntary or involuntary proceedings under any bankruptcy, insolvency or other similar debtor relief law, then the loans and other obligations under the Term Loan Credit Agreement will automatically become due and payable without any further action.

Certain of the lenders who are parties to the Term Loan Credit Agreement provide commercial banking, investment banking, trustee and custodial services to the Company.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(c) above regarding the Term Loan Credit Agreement is incorporated herein by reference as if fully set forth herein.

Item 8.01	Other Events.

On May 21, 2013, the Company issued a press release announcing the early results of the Tender Offer and Consent Solicitation and the execution of the Sixth Supplemental Indenture.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On May 22, 2013, the Company issued a press release announcing the entry into the Term Loan Credit Facility and the Amendment and the acceptance for purchase and payment of all of the $242,782,000 in aggregate principal amount of the Notes validly tendered prior to 5:00 p.m., New York City time, on May 20, 2013, pursuant to the Tender Offer and Consent Solicitation. A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 4.1	Sixth Supplemental Indenture, dated as of May 20, 2013, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc., as co-obligor, and Wilmington Trust, National Associate, as successor trustee

Exhibit 10.1
First Amendment, dated as of May 20, 2013, to the Amended and Restated Credit Agreement, dated as of January 27, 2012, as further amended and restated as of February 8, 2013, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as LC agent

Exhibit 99.1	J. C. Penney Company, Inc. Press Release dated May 21, 2013

Exhibit 99.2	J. C. Penney Company, Inc. Press Release dated May 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:   /s/ Kenneth Hannah
Kenneth Hannah
Executive Vice President and
Chief Financial Officer

Date:  May 24, 2013

EXHIBIT INDEX

Exhibit Number                        Description

4.1
Sixth Supplemental Indenture, dated as of May 20, 2013, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc., as co-obligor, and Wilmington Trust, National Association, as successor trustee

10.1
First Amendment, dated as of May 20, 2013, to the Amended and Restated Credit Agreement, dated as of January 27, 2012, as further amended and restated as of February 8, 2013, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as LC agent

99.1	J. C. Penney Company, Inc. Press Release dated May 21, 2013

99.2	J. C. Penney Company, Inc. Press Release dated May 22, 2013